As filed with the Securities and Exchange Commission on February 7, 1997

                                                   Registration No. 33-_________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              STACEY'S BUFFET, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


               Florida                                59-2736736
--------------------------------------------------------------------------------
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)            Identification Number)


                          801 West Bay Drive, Suite 704
                              Largo, Florida 34640
                                 (813) 581-4492
--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                   Daniel J. Sullivan, Chief Financial Officer
                              Stacey's Buffet, Inc.
                          801 West Bay Drive, Suite 704
                              Largo, Florida 34640
                                 (813) 581-4492
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


                                  With copy to:
                             Jeffrey M. Stoler, Esq.
                             Partridge, Snow & Hahn
                               101 Federal Street
                           Boston, Massachusetts 02110
                                  617-476-8901

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.             [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.            [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                   [ ]

If delivery  of the  Prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.                          [ ]

                              -------------------

                         CALCULATION OF REGISTRATION FEE



                                                    Proposed Maximum     Proposed Maximum
Title of Class of Securities        Amount to        Offering Price     Aggregate Offering       Amount of
      to be Registered            be Registered       Per Share(1)            Price           Registration Fee
-----------------------------     -------------     ----------------    ------------------    ----------------

Common Shares, $.01 par value        323,700             $ .625              $202,312              $61.31

-------------------
<F1>  (1)   The price has been  calculated in accordance with Rule 457(c) and is based on the  closing  price of the  Common  Stock  as  reported  on the  Nasdaq
            SmallCap System on January 31, 1997.

      Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.



                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS


                             STACEY'S BUFFET, INC.

                                 323,700 Shares
                                  Common Stock

      This Prospectus relates to the registration for sale of 323,700 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Stacey's Buffet, Inc., a Florida corporation (the "Company"), by the Stockholders Registering Shares (as hereinafter defined). The Company will bear all expenses incident to the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws, if any, on behalf of the Stockholders Registering Shares. The Company will not receive any proceeds from the sale of the Shares by the Stockholders Registering Shares.

      The Common Stock is traded in the National Association of Securities Dealers Automated Quotation System - SmallCap System (the "Nasdaq SmallCap") under the symbol "SBUF." On January 31, 1997, the closing price per share of the Common Stock as reported on the Nasdaq SmallCap Market was $.625.

                              -------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."

                              -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                            Proceeds to the
                             Price to     Proceeds to         Stockholders
                            Public (1)    the Company    Registering Shares (2)
                            ----------    -----------    ----------------------

Per Share...............      $ .625           0                 $ .625

Total...................     $202,312          0                $202,312

-------------------
<F1>  (1)   This price is based on the closing  price of the Common  Stock as reported on the Nasdaq SmallCap Market on January 31, 1997.

<F2>  (2)   The Stockholders  Registering Shares shall pay all underwriting  discounts and  commissions,  if any, in connection with the sale of their respective
            Shares.  Expenses associated with the preparation of this Prospectus,  and the  Registration  Statement  of which it is a part,  are  payable  by the
            Company and are estimated at $20,061.31.  The Company will not receive any of  the  proceeds  from  the  sale  of  the  Shares  by  the  Stockholders
            Registering Shares. See "Use of Proceeds."

                 The date of this Prospectus is February 7, 1997



                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.....................................................    3

INCORPORATION OF DOCUMENTS BY REFERENCE...................................    3

THE COMPANY...............................................................    5

RISK FACTORS..............................................................    5

USE OF PROCEEDS...........................................................    9

STOCKHOLDERS REGISTERING SHARES...........................................    9

PLAN OF DISTRIBUTION......................................................    9

DESCRIPTION OF SECURITIES.................................................   10

LEGAL MATTERS.............................................................   10

EXPERTS...................................................................   10

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES..........................................................   10


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is included for quotation in the Nasdaq SmallCap under the symbol "SBUF" and such reports, proxy statements and other information concerning the Company are available for inspection and copying at the office of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the transactions described herein. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission's principal office in Washington, D.C. For further information with respect to the transactions described herein and the Company, reference is made to the Registration Statement and the financial schedules and exhibits filed as part thereof. Statements contained in this Prospectus as to the terms of any agreement or other document are not necessarily complete; with respect to each such agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in all respects by such reference.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The Company hereby incorporates in this Prospectus by reference: (i) the Company's Current Report on Form 8-K dated November 6, 1996; (ii) the Company's Proxy Statement dated May 25, 1996; (iii) the Company's Annual Report on Form 10-K for the year ended January 3, 1996; (iv) the Company's Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 27, 1996, June 19, 1996 and October 9, 1996; (v) the Company's Registration Statement on Form S-4 dated September 3, 1993, registration number 33-68418, as amended; and (vi) the Company's Registration Statement on Form S-2 dated November 19, 1993, registration number 33-71898, as amended. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a Prospectus is delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Ms. Maureen A. Jack, Secretary, Stacey's Buffet, Inc., 801 West Bay Drive, Suite 704, Largo, Florida 34640; telephone (813) 581-4492.

      No persons have been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Stockholders Registering Shares or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, by anyone, in any jurisdiction to or from any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.


                                   THE COMPANY

      The Company owns and operates a chain of 24 buffet-style restaurants located in Florida and the northeastern United States under the name "Stacey's Buffet". The Company utilizes the self-service buffet format in which customers select the items and portions of their choice for a low fixed-price meal, which management believes is particularly appealing to families, retirees and price-conscious customers, generally. The Company's restaurants feature a wide variety of menu items presented in the modern scatter-bar format, providing complete, high quality meals with no extra charge for additional helpings. There are 20 stores in Florida and four stores located in the northeast corridor of the United States. In addition, the Company has three restaurants that operate under license agreements. The style and decor of Company-owned and licensee restaurants are designed to create a casual atmosphere and are particularly attractive to families and senior citizens.

      The Company has established strict standards and quality controls focusing on the principal aspects of restaurant operations and customer satisfaction, including standards for ingredients in recipes, prepared food quality and presentation, the appearance and maintenance of the premises, and employee appearance and conduct.

      The Company's business is affected by changes in eating habits of the public, changes in local, regional and national economic conditions, demographic trends and the level of competition provided by nearby restaurants. The Company's restaurants compete not only with other buffet-style restaurants, but with a variety of other types of restaurants, including conventional full service restaurants, fast food restaurants and traditional cafeteria restaurants. See "Risk Factors - Competition."

      The Company was incorporated under the name Homestyle Buffet, Inc. and was incorporated under the laws of the State of Florida in August 1986. In December, 1993, Homestyle Buffet, Inc. merged (the "Merger") with Stacey Lynn Corporation, Casmo of Florida, Inc., DMY, Inc., and Stacey Lynn of Lakeland, Inc. (the "S-L Group"), adopting the name Stacey's Buffet, Inc. The principal executive offices of the Company are located at 801 West Bay Drive, Suite 704, Largo, Florida 34640. The Company's telephone number is (813) 581-4492.


                                  RISK FACTORS

      The securities offered hereby are speculative in nature and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors before making an investment decision. This Prospectus contains, in addition to historical information, forward looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or officers, with respect to: (i) future revenues,
(ii) the future of the buffet-style restaurant industry (iii) the adoption of the Company's Shareholder Rights Plan, and (iv) other matters. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors, including those discussed below and elsewhere in this Prospectus.

Absence of Profitable Operations; Negative Working Capital

      As reflected in the Company's financial statements, the Company has experienced aggregate losses in excess of $22,000,000 during the three year period ended January 3, 1996. Although approximately $10,000,000 of the losses was attributable to the Company's reserve (the "Reserve") for restaurant closings and renovations and $4,475,000 was attributable to the implementation of the new accounting standard, and the decrease in value of the Company's assets, the Company has sustained operating losses in each of the past [5] years, including an operating loss of $8,109,179 during the 1995 fiscal year.

      The Company's losses have been accompanied by reductions in the Company's working capital. The Company had negative working capital of $7,987,733 at December 29, 1993, negative working capital of $13,574,721 at December 28, 1994, and negative working capital of $6,059,799 at January 3, 1996. The Company's continuing losses and negative working capital have substantially impaired its financial condition generally.

      If the Company is unable to generate a positive cash flow in the near future, the risk that the Company's financial resources will be insufficient to finance the Company's working capital needs will continue to increase. Under such circumstances, the Company would need to raise additional capital, reduce operations or take other steps to achieve positive cash flow, which could include filing for protection from creditors while the Company reorganizes it operations, a merger, or the sale of all or substantially all of the Company's assets. There can be no assurance that such steps would be successful or that such steps, if taken, would be on terms that are advantageous to the Company or its equity holders.

Declining Restaurant Sales, Year to Year

      For the fiscal years 1992 compared to 1993, and 1994 compared to 1995, comparable sales per restaurant declined approximately 18% and 3%, respectively. For fiscal years 1993 compared to 1994, comparable sales per restaurant increased approximately 3%. The phrase "comparable sales per restaurant" refers to sales for the same restaurants which were open for the full time periods being compared. Management believes that the decline resulted from several factors, including: (i) substantially increased competition; (ii) a legacy of poor restaurant operations, particularly among the restaurants operated under the Homestyle Buffet name; and (iii) the severe snowstorms affecting the Company's Northeastern stores during February 1993, March 1994, and November and December of 1995. Management notes that the restaurant conversion strategy, which was pursued after the Company merged with the S-L Group, did not halt the sales decline, although sales increases were temporarily realized in the converted and/or renovated stores. If this sales decline continues, there can be no assurance that the Company's operations will be profitable, or that the Company will have sufficient funds available to continue its operations.

Risks of Restaurant Industry; Seasonality

      The restaurant industry is characterized by certain risks, such as inflation (including changes in food and labor costs), fluctuating interest and insurance rates, and state and local regulations and licensing requirements. The success of restaurants is further dependent upon such factors as the local competitive environment (as described more fully, below), the popularity of the type of food served, the demand for restaurant meals, generally, and the ability of a restaurant chain to attract both repeat and new customers. Various factors beyond the Company's control could materially affect its ability to offer meals at competitive prices, including increases in food costs, increases in wage rates, or significant changes in worker's compensation and health care costs. The restaurant industry is subject to numerous federal, state and local regulations, including those relating to the preparation and sale of food, and building and zoning requirements. The Company will be subject to laws governing relationships with employees including increased minimum wage requirements, overtime, working conditions and citizenship requirements.

      The Company has historically experienced seasonal fluctuations in sales volume, liquidity and profitability, with the winter months reflecting increases over the summer months. This shift is due, primarily, to the preponderance of the Company's best-performing restaurants being located in Florida, which has historically enjoyed a substantial increase in population and tourist-related business during the winter months.

Competition

      The Company's restaurants compete with numerous other restaurants, including many that are part of larger restaurant chains having longer operating histories and greater financial resources than the Company. The competition includes various restaurants offering meals at low prices, including cafeterias and other buffets. While it is not possible to separate the actual effect of competition from other variables influencing restaurant sales and profits, management believes that competition, particularly from cafeterias and buffets, may increase over time and that such competition could reduce the Company's revenues and profits, if any. The number of buffet restaurants with operations generally similar to the Company's has grown considerably in the last several years, and the Company believes competition among buffet-style restaurants with similar concepts can be expected to intensify.

Utilization of Net Operating Loss

      The net operating loss carry forward of the Company for regular federal income tax purposes was approximately $30,629,000 at January 3, 1996. Depending upon the interpretation of the Internal Revenue Code and the regulations promulgated thereunder, regarding whether significant shifts in ownership of the Company's securities occurred, the Company's merger with the S-L Group in December 1993 could be interpreted as an ownership change pursuant to Section 382(g)(1) of the Code. Such ownership change could adversely affect the ability of the Company to fully utilize the S-L Group's net operating losses to offset future income. If such an ownership change were deemed to have occurred, the Company would be limited in the amount of income that could be offset by its net operating loss carry-forward and the operating cash flow of the Company would be reduced for all affected periods after the Merger. This limitation is calculated by multiplying the price of the S-L Group's Common Stock as of the date of the ownership change by the applicable adjusted federal long-term tax-exempt interest rate (which as of October 1993 was 5.27%).

Dependence on Key Executive Officers

      The Company is highly dependent upon the business expertise and judgment of its senior management team, particularly that of Stephen J. Marrier, Chief Executive Officer. The loss of the services of Mr. Marrier could have a material adverse effect on the success and viability of the Company and its business. The Company does not have a long term employment Agreement with Mr. Marrier, nor does it maintain a key person life insurance policy on him.

Shares Eligible for Future Sale

      Up to an additional 592,700 options and warrants to purchase 592,700 shares of the Common Stock of the Company will be exercisable and available for sale into the public market at various times in the future. An additional 400,000 shares held by Mr. Duff, former Chairman of the Board of the Company, will become eligible for sale into the public market on February 12, 1999. Sales of substantial amounts of such shares in the public market could exert downward pressure on the trading price of the Common Stock.

Current Prospectus and State Securities Law Restrictions

      The purchaser of securities offered pursuant to this Prospectus, and the Registration Statement of which it is a part, will have the right to sell such securities only if the Company maintains the currency of its filings with the Securities and Exchange Commission, and only if such securities are qualified for sale under the securities laws of the state in which the purchaser resides, or is exempt from such qualification. There can be no assurance that the Company will keep this Prospectus, or any other prospectus covering such securities, current, and the Company can give no assurance that it will be able to cause the securities to be qualified for sale under the securities laws of any state in which a subsequent purchaser resides. As a result, a purchaser of such securities may be deprived of any value if a current prospectus covering the securities is not effective or if such securities are not qualified (or exempt from such qualification requirements) in the state in which a subsequent purchaser resides.

Adoption of Shareholder Rights Plan

      On May 6, 1996, the Board of Directors of the Company adopted a Shareholder Rights Plan (the "Rights Plan"). Management believes that the Rights Plan will protect the interests of the shareholders by discouraging unfair or inadequate takeover proposals and practices by encouraging a potential acquiror to negotiate with the Board of Directors. The Rights Plan may, however, have a material adverse effect on any potential takeover of the Company.

Possible Delisting of Securities from Nasdaq System; Risks Related to Low-Priced
 Stocks.

      The Company's Shares will be listed on the Nasdaq SmallCap on the date of this Prospectus. However, in order to continue to be listed on the Nasdaq SmallCap, a company must maintain $2,000,000 in total assets, a $2,000,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the Nasdaq SmallCap if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from the Nasdaq SmallCap and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. In addition, new Nasdaq regulations have been proposed which would require automatic delisting if the Company's share price falls below $1.00 and which abolish the alternative public float and capital and surplus tests. If the Company's share price remains at current levels and such regulations are adopted, the Company will be required to implement a reverse stock split or be delisted. It should be noted, however, that there can be no assurance that the implementation of a reverse stock split will result in an increase in the share price of the Company's stock. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Shares were to become delisted from trading on the Nasdaq SmallCap and the trading price of the Shares were to fall below $5.00 per share, trading in the Shares would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Shares, which could severely limit the liquidity of the Shares and the ability of purchasers in this offering to sell the Shares in the secondary market.


                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Stockholders Registering Shares. The Company is not paying any underwriting, brokerage or other commissions in any form whatsoever in connection with the offer and sale of the Shares.


                         STOCKHOLDERS REGISTERING SHARES

      The following table sets forth certain information as of January 6, 1997, and as adjusted to reflect the sale of the Shares offered hereby, with respect to the beneficial ownership of each Selling Stockholder.



                                         Shares Beneficially Owned                     Shares Beneficially Owned
                                         Prior to Registration (1)      Shares            After Registration
                                         -------------------------       Being         -------------------------
               Name                        Number (2)    Percent     Registered (3)      Number (2)    Percent
               ----                        ----------    -------     --------------      ----------    -------

Thomas Frank                                  8,400        *              8,400             8,400         *

Edward P. Grace                              40,000       1.6%           40,000            40,000        1.6%

Stephen J. Marrier (4)                       99,977       3.9%          171,000            99,977        3.9%

Sonya Money (5)                              26,000       1.0%           20,000            26,000        1.0%

Peoples Service Drugstore, Inc. (6)          10,000        *             10,000            10,000         *

PRN Investments                               5,700        *              5,700             5,700         *

Leslie A. Spang (7)                          21,400        *             14,000            21,400         *

Robert J. Stetson                            22,600        *             22,600            22,600         *

Unlimited Workspace, Inc. (6)                15,000        *             15,000            15,000         *

Upper New York Realty (6)                    12,000        *             12,000            12,000         *

Westview Mall Associates                      5,000        *              5,000             5,000         *

   Total                                    266,077      10.7%          323,700           266,077       10.7%
                                            =================================================================

----------------------------
<F1>  *     Less than one percent (1%).

<F2>  (1)   Unless  otherwise  stated,  assumes no  exercise  of  options or  warrants outstanding or to be outstanding.

<F3>  (2)   Includes shares subject to warrants and stock options  exercisable  within sixty (60) days of the date hereof.

<F4>  (3)   Includes  shares  issuable  upon the  exercise of  unvested  or  currently unexercisable options and warrants.

<F5>  (4)   Stephen J. Marrier  served as a director of the Company from December 1992 through  November  1994.  In February  1995,  Mr.  Marrier was named chief executive  officer of the Company.  In July 1995,  Mr.  Marrier became the chairman of the board of the Company.

<F6>  (5)   Ms. Money retired as Executive Vice  President and corporate  Secretary in
            December 1995.

<F7>  (6)   Shares  issued in  connection  with the  settlement of claims or potential claims arising from the Company's closure of 12 restaurants during 1995.

<F8>  (7)   Mr. Spang became  chief  financial  officer of the Company in January 1994 and a  director  of the  Company in May 1994.  Mr.  Spang  resigned  as an officer and director of the Company in December 1995.


                              PLAN OF DISTRIBUTION

      The Company has not entered into any Agreement, arrangement or understanding with any broker or dealer in connection with the offer and sale of the Shares. The Stockholders Registering Shares may, however, enter into individual agreements, arrangements or understandings with any broker or dealer prior to the effective date of the Registration Statement with respect to the Shares. As of the effective date of the Registration Statement, the Company is not aware of any such agreement, arrangement or understanding with any broker or dealer.


                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 25,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Prospectus, there were 2,493,217 shares of Common Stock outstanding, owned of record by approximately 718 stockholders. The Company believes that there are approximately 3,500 beneficial holders of the Company's Common Stock.

      Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders. All shares have equal rights to participate in dividends when declared, and, in the event of liquidation, in the net assets of the Company available for distribution to stockholders. The holders of the Common Stock have no preemptive, conversion or redemption rights. The shares of Common Stock offered hereby, when duly issued and sold as contemplated by this Prospectus will be fully paid and non-assessable. The voting rights of the holders of the Common Stock are non-cumulative, which means that more than fifty percent of the shares of Common Stock voting for the election of directors, can elect all of the directors if they choose to do so.


                                  LEGAL MATTERS

      Certain legal matters relating to the Common Stock will be passed upon for the Company by Partridge, Snow & Hahn, Boston, Massachusetts.


                                     EXPERTS

      The financial statements of the Company as of January 3, 1996 and December 28, 1994, and for each of the years in the three-year period ended January 3, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The report of KPMG Peat Marwick LLP covering the January 3, 1996 financial statements contains an explanatory paragraph that states that the Company adopted in 1995 the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Indemnification may be permitted to directors, officers, employees and agents of a corporation under certain circumstances and subject to certain limitations pursuant to Section 607.0850, Florida Statutes, the Company's Bylaws and certain indemnity agreements.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The Company will bear all expenses in connection with the issuance and distribution of the Shares, including those set forth below. None of such expenses will be borne by the Stockholders Registering Shares.


      Items                                                         Amounts
      -----                                                      ------------

      Securities and Exchange Commission Registration Fee        $     61.31
      "Blue Sky" Fees and Expenses                                  3,000.00*
      Legal Fees and Expenses                                      11,000.00*
      Accounting Fees and Expenses                                  5,000.00*
      Miscellaneous Expenses                                        1,000.00*
                                                                 ------------
         Total                                                   $ 20,061.31*

-------------------
<F1> * - Estimated

Item 15.  Indemnification of Directors and Officers.

      (a) Section 607.0850, Florida Statutes, permits, and in some cases requires, indemnification of directors, officers, employees and agents of a corporation under certain circumstances and subject to certain limitations.

      (b) Under certain circumstances, the bylaws of the Company require indemnification beyond the minimum statutory requirement of any person who was or is a party to any proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

      (c) The Company has entered into Indemnity Agreements with the following officers and directors of the Company: Stephen J. Marrier, Amos Money, Daniel J. Sullivan, Garrett B. Hunter, Peter J. Hurley, John F. Robenalt, Scott W. Ryan, Maureen A. Jack and Douglas Money. The Indemnity Agreements create certain indemnification obligations of the Company in favor of such officers and directors in connection with their service as directors and/or officers, and, as permitted by applicable law, clarifies and expands the circumstances under which they will be indemnified.

Item 16.  Exhibits and Financial Statement Schedules.

      See attached list of Exhibits

Item 17.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If  the  Registrant  is a  foreign  private  issuer,  to  file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(b) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that are incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 7, 1997.

                                        STACEY'S BUFFET, INC.


                                        By:  /s/ Stephen J. Marrier
                                        ----------------------------------------
                                             Stephen J. Marrier, CEO

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature *                            Title                          Date
       -----------                            -----                          ----

/s/ Stephen J. Marrier          Director, Chief Executive Officer      February 7, 1997
-------------------------
Stephen J. Marrier


/s/ Daniel J. Sullivan          Chief Financial Officer                February 7, 1997
-------------------------
Daniel J. Sullivan


/s/ Garrett B. Hunter           Director                               February 7, 1997
-------------------------
Garrett B. Hunter


                                Director
-------------------------
Peter J. Hurley


/s/ John F. Robenalt            Director                               February 7, 1997
-------------------------
John F. Robenalt


                                Director
-------------------------
Scott W. Ryan

-------------------
<F1>  *  -  Grant  of  Power of Attorney to Facilitate  Amendment of this Registration
            Statement: Each person whose signature appears above hereby authorizes and constitutes and appoints as his true and lawful  attorney-in-fact,  Daniel
            J.  Sullivan,  with  full  power of  substitution,  for him in any and all capacities,  to  sign  and  file  pursuant  to  the  requirements  of  the
            Securities Act, any amendments to this  Registration  Statement,  together with exhibits  thereto and other  documents in connection  therewith,  and incorporating such changes as the said attorney-in-fact deems appropriate.


                                  EXHIBIT INDEX


  Exhibit                                                                   Sequential
    No.                                     Description                      Page No.
  -------                                   -----------                     ----------

     4.1 Common Stock Warrant of Stacey's Buffet, Inc., dated March 1, 1995 entitling The Marrier Group,
                  Inc. to purchase  200,000  shares of the  Company's
                  Common stock. Filed herewith.

     4.2 Common Stock Warrant of Stacey's Buffet, Inc., dated January 3, 1996 entitling Stephen J. Marrier to purchase 600,000 shares of the Company's Common
                  Stock. Filed herewith.

     5            Opinion of Partridge, Snow & Hahn. Filed herewith.

    10            Form of  Indemnity  Agreement  dated June 21,  1996
                  between the Company and the following  officers and
                  directors:  Stephen J. Marrier,  Chairman and Chief
                  Executive Officer,  Director Amos Money,  President
                  and Chief  Operating  Officer  Daniel J.  Sullivan,
                  Chief  Financial   Officer   Douglas  Money,   Vice
                  President of Operations/Purchasing Maureen A. Jack,
                  Secretary Scott W. Ryan, Director John F. Robenalt,
                  Director  Peter  J.  Hurley,  Director  Garrett  B.
                  Hunter, Director

    23.1          Consent of KPMG Peat Marwick,  L.L.P.,  independent
                  accountants   to  Stacey's   Buffet,   Inc.   Filed
                  herewith.

    23.2          Consent of  Partridge,  Snow & Hahn  (contained  in
                  Exhibit 5)

    24 Power of Attorney (included in the signature pages hereto).